Exhibit 99.1

Nassda Contact:

Tammy Liu

Nassda Corporation

(408) 327-7710

tammy@nassda.com or ir@nassda.com

Nassda Announces Revenue of $12.3 Million for the Quarter Ended March 31, 2005

Net Income of $1.9 million, or $0.07 per Diluted Share

Santa Clara, Calif., April 14, 2005 – Nassda Corporation (Nasdaq: NSDA), a leading provider of full-chip circuit simulation and analysis software for the design and verification of complex semiconductors, today announced financial results for the quarter ended March 31, 2005, the second quarter of Nassda’s fiscal 2005.  Revenue for the quarter ended March 31, 2005 was $12.3 million, an increase of 26% from $9.8 million for the quarter ended March 31, 2004 and an increase of 10% from $11.3 million for the quarter ended December 31, 2004.

Net income for the quarter ended March 31, 2005 was $1.9 million, or $0.07 per diluted share, an increase of 157% from $752,000, or $0.03 per diluted share, for the quarter ended March 31, 2004 and an increase of $8.9 million from a net loss of $(7.0) million, or $(0.25) per diluted share, for the quarter ended December 31, 2004.

For the six months ended March 31, 2005, revenue was $23.6 million, a 21% increase from $19.5 million for the six months ended March 31, 2004.  Net loss for the six months ended March 31, 2005 was $(5.0) million, or $(0.18) per diluted share, a decrease from $1.3 million, or $0.05 per diluted share, for the six months ended March 31, 2004.

“We are very proud to have achieved another quarter of sequential revenue growth and returned to profitability with a 12% operating income, despite the substantial costs incurred related to the pending acquisition.  Our total cash, cash equivalents and short-term investments balances have also increased to $107.9 million at March 31, 2005,” said Sang Wang, Chief Executive Officer.  “Due to the pending acquisition, we are not providing any business outlook or guidance for the coming quarters.”

Nassda will hold a conference call with financial analysts and investors at 2:00 p.m. PDT today.  A live webcast of the call will be available on Nassda’s Web site at http://www.nassda.com or http://www.fulldisclosure.com.  Following completion of the call, a rebroadcast of the webcast will be available at http://www.nassda.com or http://www.fulldisclosure.com through April 21, 2005.

Those without internet access may listen to a replay of the call by dialing (719) 457-0820, access code 4347246.  The replay will be available from 5:00 p.m. PDT on April 14, 2005 through April 21, 2005.

About Nassda

Nassda Corporation (Nasdaq: NSDA) is a leading provider of full-chip circuit verification software for complex nanometer semiconductors. Headquartered in Santa Clara, California, the company develops and markets simulation and analysis solutions for advanced ICs, especially for analog, memory, high-performance digital, and mixed-signal SoC designs. Nassda’s products enable first silicon success and improve IC quality and yield for its consumer, communication, computer and memory customers. The company has sales and distribution offices throughout the world. For more information about Nassda, please visit the company’s website at http://www.nassda.com.

Forward Looking Statements

This press release contains forward-looking statements regarding the proposed acquisition by Synopsys that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty, including without limitation the availability of customer budgets for Nassda’s products, Nassda’s cost control measures, the timing, receipt of regulatory approvals and stockholders’ votes related to the Pending Merger, the time and extent of legal and other expenses related to Nassda’s litigation and the Pending Merger, Nassda’s product development schedules, the design performance of Nassda’s existing and new electronic design automation software and other tools, customers’ adoption of Nassda’s products, whether customers purchase time-based or perpetual licenses and those customers’ design and manufacturing schedules.  In addition, continued reduced capital spending or delayed implementation of programs due to adverse general economic conditions and reduced demand for products containing complex nanometer-scale semiconductors may impact Nassda’s future performance.  These risks, uncertainties and other factors may cause Nassda’s actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.  In addition, historical information should not be considered a predictor of future performance.  Neither Nassda nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.  Nassda disclaims any obligation to update information contained in any forward-looking statement.

For additional information and considerations regarding the risks faced by Nassda, see Nassda’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2004, as filed with the Securities and Exchange Commission.

Additional Information About the Pending Merger and Where to Find It

Nassda filed a definitive proxy statement with the SEC in connection with the Pending Merger.  Nassda urges investors and security holders to read the proxy statement and any other relevant documents filed with the SEC because they contain important information.  Investors and security holders may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Additionally, documents filed with the SEC by Nassda are available free of charge by contacting Investor Relations, Nassda, 2650 San Tomas Expressway, Santa Clara, California 95051 (Telephone: (408) 988-9988) and on Nassda’s website at www.nassda.com.  Documents on Nassda’s website will not be a part of the filing.

Nassda’s directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Nassda in connection with the Pending Merger.  A description of certain of the interests of directors and executive officers of Nassda is set forth in the proxy statement for Nassda’s 2004 annual meeting of stockholders, which was filed with the SEC on March 10, 2005.  Sang S. Wang, Nassda’s Chief Executive Officer and Chairman, An-Chang Deng, Nassda’s President and Chief Operating Officer, and the other individual defendants have entered into certain settlement and release agreements with Synopsys, which will be effective upon the closing of the Pending Merger, which is described in the proxy statement.  The remaining directors and officers of Nassda are expected to enter into a release agreement with Synopsys, effective upon closing of the Pending Merger, which are described in the proxy statement.  Investors and security holders are able to obtain additional information regarding the direct and indirect interests of Nassda’s directors and executive officers in the transaction by reading the definitive proxy statement.

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Nassda is a registered trademark of Nassda Corporation.

Nassda Corporation

Unaudited Consolidated  Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2005	2004	2005	2004
Revenue
Product	$2,620	$1,571	$4,827	$4,574
Subscription	6,875	5,755	13,289	9,997
Maintenance	2,851	2,461	5,493	4,943
Total revenue	12,346	9,787	23,609	19,514

Cost of revenue
Cost of product revenue	33	74	66	165
Cost of subscription revenue	149	104	317	209
Cost of maintenance revenue	371	259	748	485
Total cost of revenue	553	437	1,131	859

Gross profit	11,793	9,350	22,478	18,655

Operating expenses:
Research and development	2,205	2,010	4,356	4,042
Sales and marketing	2,750	2,662	5,564	5,340
General and administrative	5,236	3,623	9,295	7,397
Litigation settlement	—	—	9,000	—
Stock-based compensation	83	218	182	442
Total operating expenses	10,274	8,513	28,397	17,221

Income (loss) from operations	1,519	837	(5,919)	1,434
Other income, net	517	238	894	458

Income (loss) before income taxes	2,036	1,075	(5,025)	1,892
Provision for income taxes	(103)	(323)	(8)	(568)
Net income (loss)	$1,933	$752	$(5,033)	$1,324

Earnings (loss) per share:
Basic	$0.07	$0.03	$(0.18)	$0.05
Diluted	$0.07	$0.03	$(0.18)	$0.05

Shares used in computing earnings per share:
Basic	27,746	26,251	27,532	26,104
Diluted	29,688	29,213	27,532	29,181

Nassda Corporation

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	September 30,
	2005	2004

ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$107,937	$101,440
Accounts receivable, net of allowance	2,310	1,302
Prepaid expenses and other current assets	789	1,093
Deferred income taxes	7,577	3,768
Total current assets	118,613	107,603
Property and equipment, net	378	483
Other assets	887	921
Total assets	$119,878	$109,007

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,271	$2,168
Other accrued liabilities	10,210	8,342
Accrued litigation settlement	76,463	67,463
Deferred revenue	13,170	10,143
Total current liabilities	102,114	88,116
Deferred revenue	543	482
Other long-term liabilities	20	57
Total liabilities	102,677	88,655

Stockholders’ equity:
Common stock	28	27
Additional paid-in capital	74,824	73,117
Deferred stock-based compensation	(27)	(235)
Accumulated other comprehensive loss	(109)	(76)
Accumulated deficit	(57,515)	(52,481)
Total stockholders’ equity	17,201	20,352
Total liabilities and stockholders’ equity	$119,878	$109,007